Luxfer Announces First Quarter 2023 Financial Results

First Quarter 2023 Highlights (all historical comparisons year-over-year; results exclude discontinued operations)

•Net sales of $101.3 million increased $4.3 million or 4.4%
•GAAP diluted EPS from continuing operations of $0.02 decreased $0.26
•Adjusted diluted EPS of $0.20 decreased $0.13
•Adjusted EBITDA of $11.3 million decreased $4.8 million or 29.8%

MILWAUKEE, WI, April 26, 2023 -- Business Wire -- Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced financial results for the first quarter 2023, ended April 2, 2023.

First Quarter 2023 Consolidated Results
Net sales of $101.3 million increased $4.3 million from $97.0 million in the prior year period, including a $10.0 million benefit from cost pass-through to cover rising material inflation partially offset by negative impacts from volume/mix of $3.4 million and foreign exchange of $2.3 million.

GAAP net income from continuing operations decreased to $0.5 million, or $0.02 per diluted share, compared to $7.7 million, or $0.28 per diluted share, in the prior year period.

Adjusted net income measured $5.4 million, or $0.20 per diluted share, compared to $9.2 million, or $0.33 per diluted share, in the prior year period. Adjusted EBITDA of $11.3 million decreased $4.8 million, or 29.8%, from $16.1 million in the prior year period. Foreign exchange reduced net sales by $2.3 million but contributed $0.8 million to Adjusted EBITDA. Lower demand reduced volumes in some areas and inflationary pressures continued to impact costs.

“Thanks to our team’s focus on customer first and operational excellence, we delivered first quarter Adjusted EPS in line with our expectations” said Andy Butcher, Chief Executive Officer. “We were especially pleased with the continuing multi-year recovery underway in the aerospace sector. While chemical kits, healthcare and SCBA also realized growth in the quarter, we are seeing incremental impact of softening in the broader macroeconomic environment that tempers our overall projected sales outlook. We nevertheless look forward to an expected acceleration in our quarterly earnings performance over the balance of the year.”

First Quarter 2023 Segment Results (all historical comparisons year-over-year; results exclude discontinued operations)
Elektron Segment
•Net sales of $59.8 million increased $5.2 million, or 9.5%, from $54.6 million, driven by favorable price impact to address material inflation partially offset by volume/mix and foreign exchange
•Adjusted EBITDA of $8.8 million decreased $4.6 million, or 34.3%, from $13.4 million, reflecting accelerated cost recovery in the prior year period and lower sales in certain higher margin end markets in the current period

Gas Cylinders Segment
•Net sales of $41.5 million decreased $0.9 million, or 2.1%, from $42.4 million, with increased cost pass-through offset by volume/mix as well as foreign exchange headwinds of $1.5 million
•Adjusted EBITDA of $2.5 million decreased $0.2 million, or 7.4%, from $2.7 million

Capital Resources and Liquidity
Free cash flow measured a $16.4 million outflow in the first quarter of 2023, compared to an outflow of $10.3 million in the prior year period, in line with the Company’s recent seasonal patterns. During the quarter, the Company paid $2.3 million to successfully transfer liability for its U.S. defined benefit pension obligation to a third party. The Company also paid $3.5 million in dividends, or $0.13 per ordinary share.

On April 2, 2023, net debt totaled $89.6 million, resulting in a net debt to EBITDA ratio of 1.5x.

2023 Guidance
Based on first quarter 2023 performance as well as the current outlook for our end markets and supply chain conditions, Luxfer affirms expectations for full year 2023 adjusted diluted earnings per share of $1.15 to $1.35.

Conference Call Information
Luxfer management will host a conference call at 8:30 a.m. U.S. Eastern Daylight Time (EDT) on Thursday, April 27, 2023 to review the Company’s quarterly results. The conference call can be accessed by dialing (800) 225-9448 or (203) 518-9708 for participants outside the U.S., using the conference ID code LXFRQ123. Please dial in at least 15 minutes prior to the start of the call to register. Please use the following link to access the webcast of the conference call: LXFR 1Q 2023 Live Webcast.

A replay of the webcast and slides used in the presentation will be available in the Investor Relations section of the Luxfer website under Quarterly Reports and Presentations within two hours of call completion. A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible through May 11, 2023 at midnight EDT. To access the recording, please dial (800) 839-3447 or (402) 220-7237 for participants outside the U.S.

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) fluctuations in the cost of raw materials, utilities, and other inputs; (vi) currency fluctuations and hedging risks; (vii) the Company’s ability to protect its intellectual property; (viii) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions, and restrictive measures implemented in response thereto, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the U.S. Securities and Exchange Commission on March 1, 2023. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares are traded under the symbol LXFR.

Contact Information
Michael Gaiden
Vice President of Investor Relations and Business Development
(414) 982-1663
Michael.Gaiden@Luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	First Quarter
In millions, except share and per share data	2023	2022
Net sales	$101.3	$97.0
Cost of goods sold	(80.2)	(72.8)
Gross profit	21.1	24.2
Selling, general and administrative expenses	(12.5)	(10.7)
Research and development	(1.2)	(1.3)
Restructuring charges	(0.3)	(1.4)
Acquisition and disposal related costs	—	(0.2)
Operating income	7.1	10.6
Interest expense	(1.3)	(0.8)
Defined benefit pension (charge) / credit	(8.9)	0.4
(Loss) / income before income taxes	(3.1)	10.2
Credit / (provision) for income taxes	3.6	(2.5)
Net income from continuing operations	0.5	7.7

Net income / (loss) from discontinued operations	$—	$(0.1)

Net income	$0.5	$7.6

Earnings / (loss) per share[1]
Basic from continuing operations	$0.02	$0.28
Basic from discontinued operations[2]	$—	$—
Basic	$0.02	$0.28

Diluted from continuing operations	$0.02	$0.28
Diluted from discontinued operations[2]	$—	$—
Diluted	$0.02	$0.28

Weighted average ordinary shares outstanding
Basic	26,921,010	27,490,741
Diluted	27,071,494	27,696,118

1 The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.
2 The loss per share for discontinued operations in the First Quarter of 2022 has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	April 02,	December 31,
In millions, except share and per share data	2023	2022
Current assets
Cash and cash equivalents	$1.8	$12.6
Restricted cash	0.3	0.3
Accounts and other receivables, net of allowances of $0.5 and $0.4, respectively	74.2	67.8
Inventories	129.4	111.1
Current assets held-for-sale	7.8	9.3
Total current assets	$213.5	$201.1
Non-current assets
Property, plant and equipment, net	$77.6	$77.7
Right-of-use assets from operating leases	19.2	19.8
Goodwill	66.5	65.6
Intangibles, net	12.4	12.5
Deferred tax assets	3.2	3.0
Investments and loans to joint ventures and other affiliates	0.3	0.4
Pensions and other retirement benefits	28.4	27.0
Total assets	$421.1	$407.1
Current liabilities
Short-term debt	$25.0	$25.0
Accounts payable	39.3	37.8
Accrued liabilities	28.9	29.4
Taxes on income	2.7	1.8
Current liabilities held-for-sale	4.1	5.0
Other current liabilities	11.8	11.2
Total current liabilities	$111.8	$110.2
Non-current liabilities
Long-term debt	$66.4	$56.2
Pensions and other retirement benefits	—	4.5
Deferred tax liabilities	11.4	9.9
Other non-current liabilities	17.5	19.0
Total liabilities	$207.1	$199.8
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2023 and 2022; issued and outstanding 28,944,000 for 2023 and 2022	$26.5	$26.5
Additional paid-in capital	221.7	221.4
Treasury shares	(21.2)	(20.4)
Own shares held by ESOP	(1.0)	(1.0)
Retained earnings	117.2	120.2
Accumulated other comprehensive loss	(129.2)	(139.4)
Total shareholders' equity	$214.0	$207.3
Total liabilities and shareholders' equity	$421.1	$407.1

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
In millions	2023	2022
Operating activities
Net income	$0.5	$7.6
Net (income) / loss from discontinued operations	—	0.1
Net income from continuing operations	$0.5	$7.7
Adjustments to reconcile net income to net cash used by operating activities
Depreciation	3.1	3.5
Amortization of purchased intangible assets	0.2	0.2
Amortization of debt issuance costs	0.1	0.2
Share-based compensation charges	0.6	0.2
Deferred income taxes	1.2	0.1
Defined benefit pension charge / (credit)	8.9	(0.4)
Defined benefit pension contributions	(2.3)	—
Changes in assets and liabilities
Accounts and other receivables	(2.3)	(12.2)
Inventories	(17.1)	(16.2)
Other current assets	1.5	(3.0)
Accounts payable	(2.4)	6.8
Accrued liabilities	(1.0)	3.4
Other current liabilities	(4.4)	2.0
Other non-current assets and liabilities	(1.0)	(1.6)
Net cash used by operating activities - continuing	(14.4)	(9.3)
Net cash provided by operating activities - discontinued	—	—
Net cash used by operating activities	$(14.4)	$(9.3)
Investing activities
Capital expenditures	$(2.0)	$(1.0)
Net cash used by investing activities - continuing	(2.0)	(1.0)
Net cash used by investing activities - discontinued	—	—
Net cash used by investing activities	$(2.0)	$(1.0)
Financing activities
Net drawdown of long-term borrowings	$9.9	$26.7
Repurchase of own shares	(0.8)	(1.5)
Share-based compensation cash paid	(0.3)	(0.4)
Dividends paid	(3.5)	(3.4)
Net cash provided by financing activities	$5.3	$21.4
Effect of exchange rate changes on cash and cash equivalents	0.3	(0.2)
Net increase	$(10.8)	$10.9
Cash, cash equivalents and restricted cash; beginning of year	12.9	6.4
Cash, cash equivalents and restricted cash; end of the First Quarter	2.1	17.3

Supplemental cash flow information:
Interest payments	$1.4	$0.8
Income tax receipts, net	(0.5)	(0.1)

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales		Adjusted EBITDA
	First Quarter		First Quarter
In millions	2023	2022	2023	2022
Gas Cylinders segment	$41.5	$42.4	$2.5	$2.7
Elektron segment	59.8	54.6	8.8	13.4
Consolidated	$101.3	$97.0	$11.3	$16.1

	Depreciation and amortization		Restructuring charges
	First Quarter		First Quarter
In millions	2023	2022	2023	2022
Gas Cylinders segment	$1.1	$1.4	$0.3	$1.4
Elektron segment	2.2	2.3	—	—
Consolidated	$3.3	$3.7	$0.3	$1.4

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

	First Quarter
In millions except per share data	2023	2022
Net income from continuing operations	$0.5	$7.7
Accounting charges relating to acquisitions and disposals of businesses:
Amortization on acquired intangibles	0.2	0.2
Acquisition and disposal related costs	—	0.2
Defined benefit pension charge / (credit)	8.9	(0.4)
Restructuring charges	0.3	1.4
Share-based compensation charges	0.6	0.2
Tax impact of defined benefit pension settlement	(4.9)	—
Income tax on adjusted items	(0.2)	(0.1)
Adjusted net income	$5.4	$9.2

Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$0.02	$0.28
Impact of adjusted items	0.18	0.05
Adjusted diluted earnings per ordinary share[1]	$0.20	$0.33
(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

LUXFER HOLDINGS PLC
ADJUSTED EBITDA (UNAUDITED)

	First Quarter
In millions	2023	2022
Adjusted net income	$5.4	$9.2
Add back:
Tax impact of defined benefit pension settlement	4.9	—
Income tax on adjusted items	0.2	0.1
Provision for income taxes	(3.6)	2.5
Net finance costs	1.3	0.8
Adjusted EBITA	$8.2	$12.6
Depreciation	3.1	3.5
Adjusted EBITDA	$11.3	$16.1

ADJUSTED EFFECTIVE TAX RATE
(UNAUDITED)

	First Quarter
In millions	2023	2022
Adjusted net income	$5.4	$9.2
Add back:
Tax impact of defined benefit pension settlement	4.9	—
Income tax on adjusted items	0.2	0.1
Provision for income taxes	(3.6)	2.5
Adjusted income before income taxes	$6.9	$11.8
Adjusted provision for income taxes	1.5	2.6
Adjusted effective tax rate	21.7%	22.0%